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                                                                    Exhibit 99.0
                                                                    ------------


PROXY

                            ATLANTIC FINANCIAL CORP

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _________________________ and ____________________, or either of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of Atlantic Financial Corp to be held at ______________________________ located at _____________________, _____________,
Virginia at _:_ _.m. on ___________ __, 2000 and at any adjournment thereof, and to vote all shares of stock of Atlantic Financial Corp that the undersigned shall be entitled to vote at such meeting on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of July 5, 2000, and a related Plan of Merger, by and between F&M National Corporation and Atlantic Financial Corp, providing for the merger of Atlantic Financial Corp with F&M upon the terms and conditions set forth in the affiliation agreement as described in the proxy statement/prospectus of Atlantic Financial Corp and F&M dated ______________, 2000.

     FOR [_]                  AGAINST [_]          ABSTAIN [_]
                                                   (has the same effect as a
                                                   vote Against)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above. This proxy may be revoked at any time prior to its exercise.

                                           Dated:_________________________, 2000

                                                 ___________________________

                                                 ___________________________
                                                 Please sign exactly as name
                                                 appears on the stock
                                                 certificate. When signing as
                                                 attorney, executor,
                                                 administrator or trustee,
                                                 please give full title.

Please mark, sign, date and return promptly this proxy card using the enclosed envelope.